Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2021 Results

_______________________________________

Maintains 2021 Disposition Guidance

Anticipates Aggregate Gross Proceeds of Approximately $350 Million to $450 Million

Sale Proceeds to be Primarily Used for Repayment of Debt

FSP Remains Committed to its Sunbelt and Mountain West Market Focus

_______________________________________

Wakefield, MA—August 3, 2021—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the second quarter ended June 30, 2021.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the second half of 2021 begins, FSP remains focused on its two previously stated primary objectives for full year 2021: strengthening the balance sheet through debt reduction and leasing progress.

From the perspective of strengthening the balance sheet, during the second quarter ended June 30, 2021, we sold four properties for aggregate gross proceeds of approximately $237 million and used the proceeds primarily to repay debt:  We repaid approximately $155 million of term loan indebtedness and all of the approximately $47.5 million that had been drawn under our revolving line of credit.  As of June 30, 2021, our full $600 million revolving line of credit was available for use and we had approximately $24 million in cash on our balance sheet.

From a leasing perspective, we continue to see increasing exploratory activity by existing and new prospective tenants at our properties.  Converting prospective tenant interest and activity into actual, signed leases is generally taking longer than has historically been the case.   We believe that this is primarily due to tenant uncertainty regarding the strength and durability of the post-COVID-19 economy and, as a consequence, delayed decision making regarding the amount and configuration of office space needed to accommodate employees.  Discussions with prospective tenants have convinced us that businesses will have better clarity on these subjects by Fall 2021.

At this time, we are reaffirming our previously announced 2021 disposition guidance to be in the range of $350 million to $450 million in aggregate gross proceeds, inclusive of the $237 million of gross proceeds in 2021 realized to date.  We are also continuing our suspension of Net Income and FFO guidance due primarily to uncertainty surrounding the timing and amount of proceeds from further property dispositions.  Proceeds from additional property dispositions will continue to be used primarily for debt reduction.  However, the prices achieved in our dispositions have confirmed our belief that our stock price may at times not be fully reflective of the value of our underlying assets.  As a result, we may use a portion of proceeds from asset sales for the repurchase of up to $50 million of our outstanding common shares as market conditions warrant pursuant to our previously announced stock repurchase program.

We expect to make continued progress in achieving our objectives over the balance of 2021.”

Financial Highlights

●	GAAP net income was $16.2 million, or $0.15 for the three months ended June 30, 2021.
●	Funds From Operations (FFO) was $14.8 million, or $0.14 per basic and diluted share, for the three months ended June 30, 2021.
●	We pulled forward approximately $2.0 million of costs included in interest expense from breaking interest rate swaps and writing off deferred financing costs related to two term loans that were repaid on June 4, 2021. These costs would have been incurred in the second half of 2021 if the term loans had not been repaid. FFO excluding these pulled forward costs would have been $16.7 million, or $0.16 per basic and diluted share for the three months ended June 30, 2021.
●	Adjusted Funds From Operations (AFFO) was $0.05 per basic and diluted share for the three months ended June 30, 2021.
●	As noted above, we pulled forward approximately $1.9 million of costs included in interest expense from breaking interest rate swaps related to two term loans that were repaid on June 4, 2021. AFFO excluding these pulled forward costs would have been $6.8 million, or $0.06 per basic and diluted share for the three months ended June 30, 2021.
●	During the three months ended June 30, 2021, we repaid approximately $155 million of term loan indebtedness and all of the approximately $47.5 million that was drawn under our revolving line of credit.
●	Since September 30, 2020, we have strengthened our balance sheet by repaying approximately $235 million of indebtedness from the proceeds of asset sales. As of September 30, 2020, our total indebtedness was approximately $1 billion, and as of June 30, 2021, our total indebtedness was approximately $765 million.
●	We have $624.2 million of liquidity as of June 30, 2021, consisting of $24.2 million of cash and $600.0 million available to draw under our revolving line of credit.
●	Our debt is entirely unsecured and we have no scheduled debt maturities until January 12, 2022, when the revolving line of credit matures, which had no amount drawn at June 30, 2021.

Investment Update

●	On May 27, 2021, we sold One Ravinia, Two Ravinia and One Overton Park in Atlanta Georgia for aggregate gross proceeds of approximately $219.5 million.
●	On June 29, 2021, we sold Loudoun Technology Center in Sterling, Virginia for gross proceeds of approximately $17.3 million.
●	Continue to actively work on the potential sale of select properties that we believe have met their near-term value objectives and whose value may not be accurately reflected in our share price.
●	Reaffirming 2021 disposition guidance to be in the range of $350 to $450 million in aggregate gross proceeds. Disposition proceeds intended to be used primarily for strengthening the balance sheet through debt reduction.
●	Current and potential disposition properties include: One and Two River Crossing in Indianapolis, Indiana; Timberlake Corporate Center in Chesterfield, Missouri; Meadow Point and Stonecroft in Chantilly, Virginia; and Innsbrook Corporate Center in Glen Allen, Virginia.

Leasing Update

●	The list of potential tenant prospects continues to grow with increasing anticipation and optimism in regards to improving occupancies in the fall months ahead. We are currently tracking approximately 850,000 square feet of new prospective tenants, of which 500,000 square feet represents potential net absorption in the next nine months. In addition, we are currently working with approximately 100,000 square feet of existing tenants for renewals, early extensions and potential expansions.
●	During the first half of 2021, we leased approximately 563,000 square feet, of which approximately 465,000 square feet was with existing tenants. During the year ended December 31, 2020, we leased approximately 1,130,000 square feet, of which approximately 762,000 square feet was with existing tenants.

●	Our directly owned real estate portfolio of 30 owned properties (including one redevelopment property) totaling approximately 8.3 million square feet, was approximately 78.5% leased as of June 30, 2021, compared to approximately 81.0% leased as of March 31, 2021. The decrease in the leased percentage is primarily a result of property dispositions of properties that on average had a higher percentage of available space leased than the balance of our property portfolio during the second quarter ended June 30, 2021.
●	Lease expirations for the remainder of 2021 are approximately 139,000 square feet, representing approximately 1.7% of our owned portfolio.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the six months ended June 30, 2021 was $29.51, or 0.8% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2020. The average lease term on leases in the six months ended June 30, 2021, was 8.3 years compared to 8.3 years for the full year of 2020. Overall the portfolio weighted average rent per occupied square foot was $30.89 as of June 30, 2021 compared to $29.60 as of December 31, 2020.

Dividend Update

On July 6, 2021, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended June 30, 2021 of $0.09 per share of common stock that will be paid on August 5, 2021 to stockholders of record on July 16, 2021.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2021 Net Income, FFO and Disposition Guidance

At this time, due primarily to uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income and FFO guidance.  However, we are maintaining our previously announced disposition guidance for full-year 2021, as we execute on our strategy to dispose of certain properties that we believe have met their near-term value objectives and whose value may not be accurately reflected in our share price. Anticipated dispositions in 2021 are estimated to result in aggregate gross proceeds in the range of approximately $350 million to $450 million, inclusive of the $237 million of gross proceeds in 2021 realized to date.  We intend to use the proceeds of any such dispositions primarily for the repayment of debt under our revolving line of credit and term loan facilities, repurchases of our stock, any special distributions required to meet REIT requirements, and general corporate purposes.  This guidance reflects our current expectations of economic and market conditions and is subject to change.  We will update our disposition guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of June 30, 2021.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for August 4, 2021 at 11:00 a.m. (ET) to discuss the second quarter 2021 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our ability to lease space in the future, expectations for dispositions and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, uncertainty relating to the completion and timing of the disposition of properties under agreement, any inability to dispose of other properties on acceptable terms and any delays in the timing of any such anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020

Revenue:
Rental	$55,722	$60,398	$114,345	$122,965
Related party revenue:
Management fees and interest income from loans	417	405	827	808
Other	6	5	12	18
Total revenue	56,145	60,808	115,184	123,791

Expenses:
Real estate operating expenses	15,352	15,470	31,291	32,768
Real estate taxes and insurance	11,895	12,307	24,261	24,069
Depreciation and amortization	19,136	22,245	43,517	44,583
General and administrative	3,962	3,817	8,108	7,342
Interest	10,054	8,980	18,654	18,043
Total expenses	60,399	62,819	125,831	126,805

Loss on extinguishment of debt	(167)	—	(167)	—
Gain on sale of properties, net	20,626	—	20,626	—
Income (loss) before taxes	16,205	(2,011)	9,812	(3,014)
Tax expense	56	64	123	132
Net income (loss)	$16,149	$(2,075)	$9,689	$(3,146)

Weighted average number of shares outstanding, basic and diluted	107,359	107,287	107,344	107,278

Net income (loss) per share, basic and diluted	$0.15	$(0.02)	$0.09	$(0.03)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2021	2020
Assets:
Real estate assets:
Land	$170,377	$189,155
Buildings and improvements	1,731,690	1,938,629
Fixtures and equipment	11,643	12,949
	1,913,710	2,140,733
Less accumulated depreciation	500,163	538,717
Real estate assets, net	1,413,547	1,602,016
Acquired real estate leases, less accumulated amortization of $50,431 and $55,447, respectively	21,932	28,206
Cash, cash equivalents and restricted cash	24,180	4,150
Tenant rent receivables	3,116	7,656
Straight-line rent receivable	61,475	67,789
Prepaid expenses and other assets	5,405	5,752
Related party mortgage loan receivables	21,000	21,000
Office computers and furniture, net of accumulated depreciation of $1,166 and $1,443, respectively	167	163
Deferred leasing commissions, net of accumulated amortization of $24,840 and $30,411, respectively	49,793	56,452
Total assets	$1,600,615	$1,793,184

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$—	$3,500
Term loans payable, less unamortized financing costs of $1,849 and $2,677, respectively	563,151	717,323
Series A & Series B Senior Notes, less unamortized financing costs of $740 and $822, respectively	199,260	199,178
Accounts payable and accrued expenses	50,799	72,058
Accrued compensation	2,309	3,918
Tenant security deposits	6,807	8,677
Lease liability	1,350	1,536
Other liabilities: derivative liabilities	9,425	17,311
Acquired unfavorable real estate leases, less accumulated amortization of $3,320 and $4,031, respectively	829	1,592
Total liabilities	833,930	1,025,093

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,394,763 and 107,328,199 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,357,469	1,357,131
Accumulated other comprehensive loss	(9,425)	(17,311)
Accumulated distributions in excess of accumulated earnings	(581,370)	(571,740)
Total stockholders’ equity	766,685	768,091
Total liabilities and stockholders’ equity	$1,600,615	$1,793,184

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Six Months Ended
	June 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$9,689	$(3,146)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	44,910	46,055
Amortization of above and below market leases	(38)	(147)
Shares issued as compensation	338	337
Loss on extinguishment of debt	167	—
Gain on sale of properties, net	(20,626)	—
Decrease in allowance for doubtful accounts and write-off of accounts receivable	—	(13)
Changes in operating assets and liabilities:
Tenant rent receivables	4,540	(328)
Straight-line rents	(2,858)	(1,343)
Lease acquisition costs	(623)	(838)
Prepaid expenses and other assets	(485)	21
Accounts payable and accrued expenses	(18,520)	(10,006)
Accrued compensation	(1,609)	(1,122)
Tenant security deposits	(1,870)	(191)
Payment of deferred leasing commissions	(6,926)	(3,682)
Net cash provided by operating activities	6,089	25,597
Cash flows from investing activities:
Property improvements, fixtures and equipment	(36,957)	(43,189)
Proceeds received from sale of properties	228,717	—
Net cash provided by (used in) investing activities	191,760	(43,189)
Cash flows from financing activities:
Distributions to stockholders	(19,319)	(19,308)
Borrowings under bank note payable	66,500	60,000
Repayments of bank note payable	(70,000)	(30,000)
Repayment on term loan payable	(155,000)	—
Net cash provided by (used in) financing activities	(177,819)	10,692
Net increase (decrease) in cash, cash equivalents and restricted cash	20,030	(6,900)
Cash, cash equivalents and restricted cash, beginning of year	4,150	9,790
Cash, cash equivalents and restricted cash, end of period	$24,180	$2,890

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2021	138,940	1.7%
2022	700,637	8.4%
2023	364,384	4.4%
2024	807,949	9.7%
2025	481,670	5.8%
Thereafter (2)	5,846,037	70.0%
	8,339,617	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,683,590 square feet of vacancies at our operating properties and 111,469 square feet of vacancies at our redevelopment property as of June 30, 2021. We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

(dollars & square feet in 000's)	As of June 30, 2021 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$545,324	38.6%	2,625	31.5%
Texas	9	336,623	23.8%	2,420	29.0%
Georgia	2	153,949	10.9%	782	9.4%
Minnesota	3	122,575	8.7%	758	9.1%
Virginia	3	67,613	4.8%	548	6.6%
Florida	1	62,229	4.4%	213	2.5%
Illinois	2	45,645	3.2%	372	4.4%
Missouri	2	41,993	3.0%	352	4.2%
Indiana	1	29,894	2.1%	206	2.5%
North Carolina	1	7,702	0.5%	64	0.8%
Total	30	$1,413,547	100.0%	8,340	100.0%

(a)	Includes investment in our redevelopment property. We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

			Six Months
(in thousands)	For the Three Months Ended		Ended
	31-Mar-21	30-Jun-21	30-Jun-21
Tenant improvements	$4,491	$4,277	$8,768
Deferred leasing costs	2,597	1,922	4,519
Non-investment capex	5,336	3,793	9,129
	$12,424	$9,992	$22,416

	For the Three Months Ended				Year Ended
	31-Mar-20	30-Jun-20	30-Sep-20	31-Dec-20	31-Dec-20
Tenant improvements	$10,716	$13,531	$8,022	$837	$33,106
Deferred leasing costs	2,730	603	2,033	7,432	12,798
Non-investment capex	4,527	6,581	6,373	6,105	23,586
	$17,973	$20,715	$16,428	$14,374	$69,490

Square foot & leased percentages	June 30,	December 31,
	2021	2020
Operating Properties:
Number of properties	29	32
Square feet	8,228,148	9,331,489
Leased percentage	79.5%	85.0%

Redevelopment Properties (a):
Number of properties	1	2
Square feet	111,469	324,651
Leased percentage	0.0%	48.0%

Total Owned Properties:
Number of properties	30	34
Square feet	8,339,617	9,656,140
Leased percentage	78.5%	83.8%

Managed Properties - Single Asset REITs (SARs):
Number of properties	2	2
Square feet	348,545	348,545

Total Operating, Redevelopment and Managed Properties:
Number of properties	32	36
Square feet	8,688,162	10,004,685

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-21	Leased (2)	30-Jun-21	Leased (2)

1	FOREST PARK	Charlotte, NC	64,198	78.4%	78.4%	78.4%	78.4%
2	MEADOW POINT	Chantilly, VA	138,537	91.1%	91.1%	91.1%	91.1%
3	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
5	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
6	PARK TEN	Houston, TX	157,460	71.7%	71.7%	71.7%	71.7%
7	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
8	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
9	ADDISON	Addison, TX	289,325	83.7%	83.7%	83.7%	83.7%
10	COLLINS CROSSING	Richardson, TX	300,887	84.4%	83.8%	84.4%	84.4%
11	INNSBROOK	Glen Allen, VA	298,183	57.2%	57.2%	57.2%	57.2%
12	RIVER CROSSING	Indianapolis, IN	205,729	100.0%	100.0%	100.0%	100.0%
13	LIBERTY PLAZA	Addison, TX	216,952	74.1%	74.1%	79.0%	79.0%
14	380 INTERLOCKEN	Broomfield, CO	240,359	76.0%	76.0%	60.5%	60.5%
15	390 INTERLOCKEN	Broomfield, CO	241,512	99.4%	99.4%	99.4%	99.4%
16	BLUE LAGOON	Miami, FL	213,182	73.1%	73.1%	73.1%	73.1%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
	ONE OVERTON PARK	Atlanta, GA	—	95.5%	95.6%	(4)	(4)
	LOUDOUN TECH	Dulles, VA	—	98.9%	98.9%	(5)	(5)
18	4807 STONECROFT (3)	Chantilly, VA	111,469	0.0%	0.0%	0.0%	0.0%
19	121 SOUTH EIGHTH ST	Minneapolis, MN	298,121	92.0%	92.2%	91.6%	91.8%
20	801 MARQUETTE AVE	Minneapolis, MN	129,821	91.8%	91.8%	91.8%	91.8%
21	LEGACY TENNYSON CTR	Plano, TX	207,049	41.1%	60.7%	41.1%	41.1%
22	ONE LEGACY	Plano, TX	214,110	56.4%	56.4%	56.4%	56.4%
23	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
	ONE RAVINIA DRIVE	Atlanta, GA	—	80.8%	80.8%	(4)	(4)
	TWO RAVINIA	Atlanta, GA	—	68.6%	68.7%	(4)	(4)
24	WESTCHASE I & II	Houston, TX	629,025	52.4%	52.4%	54.4%	54.4%
25	1999 BROADWAY	Denver, CO	680,255	67.2%	72.4%	66.5%	66.5%
26	999 PEACHTREE	Atlanta, GA	621,946	84.5%	84.5%	85.0%	84.8%
27	1001 17TH STREET	Denver, CO	655,420	96.0%	96.0%	95.2%	95.5%
28	PLAZA SEVEN	Minneapolis, MN	330,096	86.7%	87.3%	85.5%	85.5%
29	PERSHING PLAZA	Atlanta, GA	160,145	98.9%	98.9%	12.4%	70.1%
30	600 17TH STREET	Denver, CO	610,730	87.5%	87.7%	84.9%	85.5%
	OWNED PORTFOLIO		8,339,617	81.0%	81.8%	78.5%	79.8%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.
(4)	Properties sold on May 27, 2021.
(5)	Property sold on June 29, 2021.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of June 30, 2021

			% of
	Tenant	Sq Ft	Portfolio
1	Centene Management Company, LLC	317,101	3.8%
2	CITGO Petroleum Corporation	248,399	3.0%
3	Ovintiv USA Inc.	234,495	2.8%
4	Eversheds Sutherland (US) LLP	179,868	2.2%
5	EOG Resources, Inc.	169,167	2.0%
6	US Government	168,573	2.0%
7	The Vail Corporation	164,636	2.0%
8	Lennar Homes, LLC	155,808	1.9%
9	Citicorp Credit Services, Inc	146,260	1.7%
10	Kaiser Foundation Health Plan	120,979	1.4%
11	Argo Data Resource Corporation	114,200	1.4%
12	VMWare, Inc.	100,853	1.2%
13	Deluxe Corporation	98,922	1.2%
14	Ping Identity Corp.	89,856	1.1%
15	Common Grounds, LLC	76,984	0.9%
16	Somerset CPAs, P.C.	71,163	0.9%
17	ADS Alliance Data Systems, Inc.	67,274	0.8%
18	PricewaterhouseCoopers LLP	66,304	0.8%
19	DirecTV, Inc.	66,226	0.8%
20	Hall and Evans, LLC	65,878	0.8%
	Total	2,722,946	32.7%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
Net income (loss)	$16,149	$(2,075)	$9,689	$(3,146)
Gain on sale of properties, net	(20,626)	—	(20,626)	—
Depreciation & amortization	19,130	22,170	43,479	44,435
NAREIT FFO	14,653	20,095	32,542	41,289
Lease Acquisition costs	69	99	185	197
Funds From Operations (FFO)	$14,722	$20,194	$32,727	$41,486

Funds From Operations (FFO)	$14,722	$20,194	$32,727	$41,486
Amortization of deferred financing costs	853	726	1,560	1,474
Shares issued as compensation	338	337	338	337
Straight-line rent	(1,041)	(377)	(2,945)	(1,343)
Tenant improvements	(4,277)	(13,531)	(8,768)	(24,247)
Leasing commissions	(1,922)	(603)	(4,519)	(3,333)
Non-investment capex	(3,793)	(6,581)	(9,129)	(11,108)
Adjusted Funds From Operations (AFFO)	$4,880	$165	$9,264	$3,266

Per Share Data
EPS	$0.15	$(0.02)	$0.09	$(0.03)
FFO	$0.14	$0.19	$0.30	$0.39
AFFO	$0.05	$0.00	$0.09	$0.03

Weighted average shares (basic and diluted)	107,359	107,287	107,344	107,278

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus the amortization of deferred financing costs, (5) plus the value of shares issued as compensation and (6) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude our redevelopment properties.  We also exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Jun-21	31-Mar-21	(Dec)	Change
Region
East	437	$685	$592	$93	15.7%
MidWest	1,558	5,252	5,378	(126)	(2.3)%
South	3,202	9,207	9,555	(348)	(3.6)%
West	2,624	9,902	10,369	(467)	(4.5)%
Property NOI* from Operating Properties	7,821	25,046	25,894	(848)	(3.3)%
Dispositions and Redevelopment Properties (a)	519	2,954	3,867	(913)	(2.6)%
NOI*	8,340	$28,000	$29,761	$(1,761)	(5.9)%

Sequential Same Store		$25,046	$25,894	$(848)	(3.3)%

Less Nonrecurring
Items in NOI* (b)		34	32	2	(0.0)%

Comparative
Sequential Same Store		$25,012	$25,862	$(850)	(3.3)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	30-Jun-21	31-Mar-21
Net income (loss)	$16,149	$(6,460)
Add (deduct):
Loss on extinguishment of debt	167	—
Gain on sale of properties, net	(20,626)	—
Management fee income	(403)	(465)
Depreciation and amortization	19,136	24,381
Amortization of above/below market leases	(6)	(32)
General and administrative	3,962	4,146
Interest expense	10,054	8,600
Interest income	(399)	(394)
Non-property specific items, net	(34)	(15)

NOI*	$28,000	$29,761

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized. We also include properties that have been placed in service, but that do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.